UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2023

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

S101-5289 Cambie Street, Vancouver BC Canada V5Z 0J5

(Address of principal executive offices)

+ 1-604-336-5353

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure Of Director Or Certain Officer

On March 22, 2023, Mr. Chiu Kin Wong resigned as a Director of Summit Networks Inc. (the “Company”). Mr. Wong’s decision to resign was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

Election of Directors and Appointment Of Certain Officers

On the same date, the board of directors (the “Board”) appointed the following individuals as the Directors of the Company: Mr. Youyang (John) Cheng (“Mr. Cheng”); Mr. Jian Hua James Shu (“Mr. Shu”); Mr. Weiwei (Ricky) Jiang (“Mr. Jiang”) and Xian Nan Zheng (“Ms. Zheng”).  At this time, the Company and these individuals have not entered into any arrangement regarding the payment of compensation for acting as an officer or a director of the Company.

Mr. Cheng, age 68, is a Managing Director of Asia Region for Global Steering Systems, LLC ("ARGSS"), which is located in Changshu, China.  Mr. Cheng has held this position since October 2012.  ARGSS is in the business of designing and manufacturing steering systems for various types of vehicles.  In 1982, Mr. Cheng earned a bachelor’s degree in Science & Technology from the University of Shanghai, located in Shanghai, China.

Mr. Shu, age 71, was employed as a Head of Operations at Cara Operations Limited ("COL") from May 1990 to June 2016.  COL is in the airline services business.  In 1985 Mr. Shu earned a degree in Industrial Economics Management at Shanghai University of Finance and Economics, located in Shanghai, China.

Mr. Jiang, age 32, is a Manager at Purewest Property Investment Ltd. ("PPI") located in Vancouver, British Columbia, Canada. He held this position since September 2022.  PPI is in the real estate development business.  In 2009, Mr. Jiang earned a Bachelor of Commerce degree at the University of British Columbia, located in Vancouver, British Columbia Canada.

Ms. Zheng, age 42, was employed from 2014 through 2018 as General Manager for Shanghai Timeless International Transportation Co., Ltd. ("STIT") in Shanghai, China.  STIT is in the business of arranging transportation for freight and cargo.  In 2018 Ms. Zheng earned a Master’s Degree in Business Administration at Northwestern Polytechnic University, located in Vancouver, Canada in 2008.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description
99.1	Resignation letter from Chiu Kin Wong dated March 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

Date: March 29, 2023	By:	/s/ Shuhua Liu
Shuhua Liu
Chief Executive Officer
(Principal Executive Officer)